Exhibit 99.1

Contacts:	Alex Abraham (media)	Anne-Marie Megela (investors)
	Alex.Abraham@kraftheinz.com	ir@kraftheinz.com
KRAFT HEINZ REPORTS THIRD QUARTER 2022 RESULTS
Reaffirms Full Year Outlook for Organic Net Sales(1)(2) and Raises Lower End of Previous Adjusted EBITDA(1)(2) Range
PITTSBURGH & CHICAGO - Oct. 26, 2022 - The Kraft Heinz Company (Nasdaq: KHC) (“Kraft Heinz” or the “Company”) today reported financial results for the third quarter of 2022.
"We delivered another quarter of strong results as we continue to successfully navigate a volatile environment," said Kraft Heinz CEO and Chair of the Board Miguel Patricio. "We are driving net sales growth across both North America and International segments, fueled by each of our three pillars of growth: our GROW platforms in North America, Foodservice, and Emerging Markets. At the same time, the consumer remains our top priority. We're dedicated to providing solutions for consumers by leveraging the power of our brands to deliver on value at a time when consumers need it most. I'm very proud of what we have been able to deliver thus far, but our work continues. We remain focused on advancing our long-term strategy, and believe we are well-positioned to drive profitable growth and generate attractive returns for our stockholders."

Net Sales
In millions
	Net Sales			Organic Net Sales(1)
	September 24, 2022	September 25, 2021	% Chg vs PY	YoY Growth Rate	Price	Volume/Mix
For the Three Months Ended
North America	$5,016	$4,941	1.5%	10.9%	15.3 pp	(4.4) pp
International	1,489	1,383	7.7%	13.9%	15.7 pp	(1.8) pp
Kraft Heinz	$6,505	$6,324	2.9%	11.6%	15.4 pp	(3.8) pp

For the Nine Months Ended
North America	$14,656	$15,143	(3.2)%	9.2%	12.6 pp	(3.4) pp
International	4,448	4,190	6.2%	10.5%	11.6 pp	(1.1) pp
Kraft Heinz	$19,104	$19,333	(1.2)%	9.5%	12.3 pp	(2.8) pp

Net Income/(Loss) and Diluted EPS
In millions, except per share data
	For the Three Months Ended			For the Nine Months Ended
	September 24, 2022	September 25, 2021	% Chg vs PY	September 24, 2022	September 25, 2021	% Chg vs PY
Gross profit	$1,843	$2,028	(9.1)%	$5,758	$6,520	(11.7)%
Operating income/(loss)	751	1,156	(35.0)%	2,408	3,480	(30.8)%
Net income/(loss)	435	736	(40.8)%	1,481	1,279	15.8%
Net income/(loss) attributable to common shareholders	432	733	(41.0)%	1,473	1,269	16.1%
Diluted EPS	$0.35	$0.59	(40.7)%	$1.19	$1.03	15.5%

Adjusted EPS(1)	0.63	0.65	(3.1)%	1.93	2.15	(10.2)%
Adjusted EBITDA(1)	$1,398	$1,479	(5.5)%	$4,260	$4,765	(10.6)%
Q3 2022 Financial Summary
•Net sales increased 2.9 percent versus the year-ago period to $6.5 billion, including a negative 6.4 percentage point impact from divestitures and acquisitions and a negative 2.3 percentage point impact from currency. Organic Net Sales(1) increased 11.6 percent versus the prior year period. Price increased 15.4 percentage points versus the prior year period, with growth in both reportable segments that was primarily driven by price increases to mitigate rising input costs. Volume/mix declined 3.8 percentage points versus the prior year period, with declines in both reportable segments that were primarily driven by supply constraints and elasticity impacts from pricing actions.
•Net income/(loss) decreased 40.8 percent versus the year-ago period to $435 million primarily driven by higher non-cash impairment losses, unfavorable changes in other expense/(income), and lower Adjusted EBITDA versus the prior year period. These factors were partially offset by lower interest expense primarily due to debt extinguishment costs in the prior year period. Adjusted EBITDA(1) decreased 5.5 percent versus the year-ago period to $1.4 billion, with performance including an unfavorable impact from divestitures and acquisitions of 6.1 percentage points and an unfavorable 1.4 percentage point impact from currency. The remaining year-over-year increase in Adjusted EBITDA is a result of higher pricing and efficiency gains that more than offset higher supply chain costs (reflecting inflationary pressure in procurement, logistics and manufacturing costs) and higher commodity costs (mainly in dairy, packaging materials, soybean and vegetable oils, and energy), as well as unfavorable volume/mix. Results continue to reflect the difference in timing between inflationary pressures and the mitigating actions that were taken.
•Diluted EPS was $0.35, down 40.7 percent versus the prior year period, driven by the net income/(loss) factors discussed above. Adjusted EPS(1) was $0.63, down 3.1 percent versus the prior year period, primarily driven by lower Adjusted EBITDA, including a negative $0.06 impact from divestitures, and an unfavorable impact from other expense/(income). These factors more than offset lower interest expense versus the prior year period.

•Year-to-date net cash provided by operating activities was $1.5 billion, down 38.0 percent versus the year-ago period, primarily driven by higher cash outflows for inventories primarily related to stock rebuilding and increased input costs, and lower Adjusted EBITDA. These impacts were partially offset by lower cash outflows for interest primarily due to prior year reduction of long-term debt and lower cash outflows for variable compensation versus the year ago period. Year-to date Free Cash Flow(1) was $885 million, down 50.7 percent versus the comparable prior year period due to the same drivers of net cash provided by operating activities.
Outlook
The Company continues to expect strong financial performance for 2022 and reaffirms 2022 Organic Net Sales(2) growth of a high-single-digit percentage increase versus the prior year period. The Company has also raised the lower end of its expected 2022 Adjusted EBITDA(2) range. It now expects 2022 Adjusted EBITDA to be $5.9 billion to $6.0 billion as compared to the prior expectation of $5.8 billion to $6.0 billion. Due to uncertainty with regard to the potential impact of continued upstream supply chain challenges faced by the industry, the Company anticipates coming in at the lower end of this new Adjusted EBITDA range. The full year Adjusted EBITDA outlook reflects a 53rd week in 2022, an increase in foreign currency headwinds based on current exchange rates, the impact of divestitures versus the prior year, strong Organic Net Sales, as well as the Company's ongoing efforts to manage inflationary pressures, including unlocking gross efficiencies, as it continues to invest in long-term growth.
End Notes
(1)Organic Net Sales, Adjusted EBITDA, Adjusted EPS, Constant Currency Adjusted EBITDA, and Free Cash Flow are non-GAAP financial measures. Please see discussion of non-GAAP financial measures and the reconciliations at the end of this press release for more information.
(2)Guidance for Organic Net Sales and Adjusted EBITDA is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measure is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of such items impacting comparability, including, but not limited to, the impact of currency, acquisitions and divestitures, divestiture-related license income, restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense, among other items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the Company is unable to provide a reconciliation of these measures without unreasonable effort.
Earnings Discussion and Webcast Information
A pre-recorded management discussion of The Kraft Heinz Company's third quarter 2022 earnings is available at ir.kraftheinzcompany.com. The Company will host a live question and answer session beginning today at 9:00 a.m. Eastern Daylight Time. A webcast of the session will be accessible at ir.kraftheinzcompany.com.

ABOUT THE KRAFT HEINZ COMPANY
We are driving transformation at The Kraft Heinz Company (Nasdaq: KHC), inspired by our Purpose, Let’s Make Life Delicious. Consumers are at the center of everything we do. With 2021 net sales of approximately $26 billion, we are committed to growing our iconic and emerging food and beverage brands on a global scale. We leverage our scale and agility to unleash the full power of Kraft Heinz across a portfolio of six consumer-driven product platforms. As global citizens, we’re dedicated to making a sustainable, ethical impact while helping feed the world in healthy, responsible ways. Learn more about our journey by visiting www.kraftheinzcompany.com or following us on LinkedIn and Twitter.

Forward-Looking Statements
This press release contains a number of forward-looking statements. Words such as “anticipate,” “believe,” “continue,” “could,” “expect,” “plan,” “will,” “guidance,” and “outlook,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding the Company's plans, impacts of accounting standards and guidance, growth, legal matters, taxes, costs and cost savings, impairments, dividends, expectations, investments, innovations, opportunities, capabilities, execution, initiatives, and pipeline. These forward-looking statements reflect management's current expectations and are not guarantees of future performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond the Company's control.
Important factors that may affect the Company's business and operations and that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impacts of COVID-19 and government and consumer responses; operating in a highly competitive industry; the Company’s ability to correctly predict, identify, and interpret changes in consumer preferences and demand, to offer new products to meet those changes, and to respond to competitive innovation; changes in the retail landscape or the loss of key retail customers; changes in the Company's relationships with significant customers or suppliers, or in other business relationships; the Company’s ability to maintain, extend, and expand its reputation and brand image; the Company’s ability to leverage its brand value to compete against private label products; the Company’s ability to drive revenue growth in its key product categories or platforms, increase its market share, or add products that are in faster-growing and more profitable categories; product recalls or other product liability claims; climate change and legal or regulatory responses; the Company’s ability to identify, complete, or realize the benefits from strategic acquisitions, alliances, divestitures, joint ventures, or other investments; the Company's ability to successfully execute its strategic initiatives; the impacts of the Company's international operations; the Company's ability to protect intellectual property rights; the Company's ownership structure; the Company’s ability to realize the anticipated benefits from prior or future streamlining actions to reduce fixed costs, simplify or improve processes, and improve its competitiveness; the Company's level of indebtedness, as well as our ability to comply with covenants under our debt instruments; additional impairments of the carrying amounts of goodwill or other indefinite-lived intangible assets; foreign exchange rate fluctuations; volatility in commodity, energy, and other input costs; volatility in the market value of all or a portion of the commodity derivatives we use; compliance with laws and regulations and related legal claims or regulatory enforcement actions; failure to maintain an effective system of internal controls; a downgrade in the Company's credit rating; the impact of future sales of the Company's common stock in the public market; the Company’s ability to continue to pay a regular dividend and the amounts of any such dividends; unanticipated business disruptions and natural events in the locations in which the Company or the Company's customers, suppliers, distributors, or regulators operate; economic and political conditions in the United States and in various other nations where the Company does business (including inflationary pressures, general economic slowdown, or recession and the Russia and Ukraine conflict and its regional and global ramifications); changes in the Company's management team or other key personnel and the Company's ability to hire or retain key personnel or a highly skilled and diverse global workforce; risks associated with information technology and systems, including service interruptions, misappropriation of data, or breaches of security; increased pension, labor, and people-related expenses; changes in tax laws and interpretations; volatility of capital markets and other macroeconomic factors; and other factors. For additional information on these and other factors that could affect the Company's forward-looking statements, see the Company's risk factors, as they may be amended from time to time, set forth in its filings with the Securities and Exchange Commission. The Company disclaims and does not undertake any obligation to update, revise, or withdraw any forward-looking statement in this press release, except as required by applicable law or regulation.

Non-GAAP Financial Measures
The non-GAAP financial measures provided in this press release should be viewed in addition to, and not as an alternative for, results prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
To supplement the financial information provided, the Company has presented Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted EPS, Free Cash Flow, Adjusted Gross Profit, and Adjusted Net Income/(Loss), which are considered non-GAAP financial measures. The non-GAAP financial measures presented may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures in the same way. These measures are not substitutes for their comparable GAAP financial measures, such as net sales, net income/(loss), gross profit, diluted earnings per share (“EPS”), net cash provided by/(used for) operating activities, or other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures.
Management uses these non-GAAP financial measures to assist in comparing the Company’s performance on a consistent basis for purposes of business decision making by removing the impact of certain items that management believes do not directly reflect the Company’s underlying operations. The Company believes:
•Organic Net Sales, Adjusted EBITDA, Constant Currency Adjusted EBITDA, Adjusted Gross Profit, Adjusted Net Income/(Loss), and Adjusted EPS provide important comparability of underlying operating results, allowing investors and management to assess the Company’s operating performance on a consistent basis; and
•Free Cash Flow provides a measure of the Company’s core operating performance, the cash-generating capabilities of the Company’s business operations, and is one factor used in determining the amount of cash available for debt repayments, dividends, acquisitions, share repurchases, and other corporate purposes.
Management believes that presenting the Company’s non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items, (ii) permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provides investors with additional understanding of the factors and trends affecting the Company’s business than could be obtained absent these disclosures.
Definitions
Organic Net Sales is defined as net sales excluding, when they occur, the impact of currency, acquisitions and divestitures, and a 53rd week of shipments. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which the Company calculates the previous year's results using the current year's exchange rate.

Adjusted EBITDA is defined as net income/(loss) from continuing operations before interest expense, other expense/(income), provision for/(benefit from) income taxes, and depreciation and amortization (excluding restructuring activities); in addition to these adjustments, the Company excludes, when they occur, the impacts of divestiture-related license income (e.g., income related to the sale of licenses in connection with the Cheese Transaction), restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, and equity award compensation expense (excluding restructuring activities). The Company also presents Adjusted EBITDA on a constant currency basis (Constant Currency Adjusted EBITDA). The Company calculates the impact of currency on Adjusted EBITDA by holding exchange rates constant at the previous year's exchange rate, with the exception of highly inflationary subsidiaries, for which it calculates the previous year's results using the current year's exchange rate.
Adjusted Gross Profit, Adjusted Net Income/(Loss), and Adjusted EPS are defined as gross profit, net income/(loss), and diluted earnings per share, respectively, excluding, when they occur, the impacts of restructuring activities, deal costs, unrealized losses/(gains) on commodity hedges, impairment losses, certain non-ordinary course legal and regulatory matters, losses/(gains) on the sale of a business, other losses/(gains) related to acquisitions and divestitures (e.g., tax and hedging impacts), nonmonetary currency devaluation (e.g., remeasurement gains and losses), debt prepayment and extinguishment costs, and certain significant discrete income tax items (e.g., U.S. and non-U.S. tax reform), and including when they occur, adjustments to reflect preferred stock dividend payments on an accrual basis.
Free Cash Flow is defined as net cash provided by/(used for) operating activities less capital expenditures. The use of this non-GAAP measure does not imply or represent the residual cash flow for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.

				Schedule 1
The Kraft Heinz Company Condensed Consolidated Statements of Income (in millions, except per share data) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net sales	$6,505	$6,324	$19,104	$19,333
Cost of products sold	4,662	4,296	13,346	12,813
Gross profit	1,843	2,028	5,758	6,520
Selling, general and administrative expenses, excluding impairment losses	798	872	2,437	2,697
Goodwill impairment losses	220	—	444	265
Intangible asset impairment losses	74	—	469	78
Selling, general and administrative expenses	1,092	872	3,350	3,040
Operating income/(loss)	751	1,156	2,408	3,480
Interest expense	228	415	704	1,443
Other expense/(income)	(22)	(138)	(211)	(191)
Income/(loss) before income taxes	545	879	1,915	2,228
Provision for/(benefit from) income taxes	110	143	434	949
Net income/(loss)	435	736	1,481	1,279
Net income/(loss) attributable to noncontrolling interest	3	3	8	10
Net income/(loss) attributable to common shareholders	$432	$733	$1,473	$1,269

Basic shares outstanding	1,227	1,225	1,226	1,224
Diluted shares outstanding	1,235	1,236	1,235	1,235

Per share data applicable to common shareholders:
Basic earnings/(loss) per share	$0.35	$0.60	$1.20	$1.04
Diluted earnings/(loss) per share	0.35	0.59	1.19	1.03

					Schedule 2
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Three Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 24, 2022
North America	$5,016	$(14)	$—	$5,030
International	1,489	(131)	68	1,552
Kraft Heinz	$6,505	$(145)	$68	$6,582

September 25, 2021
North America	$4,941	$—	$404	$4,537
International	1,383	6	16	1,361
Kraft Heinz	$6,324	$6	$420	$5,898

Year-over-year growth rates
North America	1.5%	(0.3) pp	(9.1) pp	10.9%	15.3 pp	(4.4) pp
International	7.7%	(9.8) pp	3.6 pp	13.9%	15.7 pp	(1.8) pp
Kraft Heinz	2.9%	(2.3) pp	(6.4) pp	11.6%	15.4 pp	(3.8) pp

					Schedule 3
The Kraft Heinz Company Reconciliation of Net Sales to Organic Net Sales For the Nine Months Ended (dollars in millions) (Unaudited)
	Net Sales	Currency	Acquisitions and Divestitures	Organic Net Sales	Price	Volume/Mix
September 24, 2022
North America	$14,656	$(32)	$—	$14,688
International	4,448	(287)	179	4,556
Kraft Heinz	$19,104	$(319)	$179	$19,244

September 25, 2021
North America	$15,143	$—	$1,693	$13,450
International	4,190	14	54	4,122
Kraft Heinz	$19,333	$14	$1,747	$17,572

Year-over-year growth rates
North America	(3.2)%	(0.2) pp	(12.2) pp	9.2%	12.6 pp	(3.4) pp
International	6.2%	(7.2) pp	2.9 pp	10.5%	11.6 pp	(1.1) pp
Kraft Heinz	(1.2)%	(1.7) pp	(9.0) pp	9.5%	12.3 pp	(2.8) pp

	Schedule 4
The Kraft Heinz Company Reconciliation of Net Income/(Loss) to Adjusted EBITDA (dollars in millions) (Unaudited)
	For the Three Months Ended		For the Nine Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net income/(loss)	$435	$736	$1,481	$1,279
Interest expense	228	415	704	1,443
Other expense/(income)	(22)	(138)	(211)	(191)
Provision for/(benefit from) income taxes	110	143	434	949
Operating income/(loss)	751	1,156	2,408	3,480
Depreciation and amortization (excluding restructuring activities)	227	228	676	677
Divestiture-related license income	(14)	—	(41)	—
Restructuring activities	8	15	38	52
Deal costs	—	2	8	8
Unrealized losses/(gains) on commodity hedges	84	27	65	(12)
Impairment losses	314	—	999	343
Certain non-ordinary course legal and regulatory matters	—	—	—	62
Equity award compensation expense (excluding restructuring activities)	28	51	107	155
Adjusted EBITDA	$1,398	$1,479	$4,260	$4,765

Segment Adjusted EBITDA:
North America	$1,213	$1,273	$3,734	$4,131
International	243	252	733	821
General corporate expenses	(58)	(46)	(207)	(187)
Adjusted EBITDA	$1,398	$1,479	$4,260	$4,765

			Schedule 5
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Three Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
September 24, 2022
North America	$1,213	$(2)	$1,215
International	243	(21)	264
General corporate expenses	(58)	3	(61)
Kraft Heinz	$1,398	$(20)	$1,418

September 25, 2021
North America	$1,273	$—	$1,273
International	252	1	251
General corporate expenses	(46)	—	(46)
Kraft Heinz	$1,479	$1	$1,478

Year-over-year growth rates
North America	(4.8)%	(0.2) pp	(4.6)%
International	(3.7)%	(8.6) pp	4.9%
General corporate expenses	24.8%	(7.1) pp	31.9%
Kraft Heinz	(5.5)%	(1.4) pp	(4.1)%

			Schedule 6
The Kraft Heinz Company Reconciliation of Adjusted EBITDA to Constant Currency Adjusted EBITDA For the Nine Months Ended (dollars in millions) (Unaudited)
	Adjusted EBITDA	Currency	Constant Currency Adjusted EBITDA
September 24, 2022
North America	$3,734	$(6)	$3,740
International	733	(45)	778
General corporate expenses	(207)	7	(214)
Kraft Heinz	$4,260	$(44)	$4,304

September 25, 2021
North America	$4,131	$—	$4,131
International	821	4	817
General corporate expenses	(187)	—	(187)
Kraft Heinz	$4,765	$4	$4,761

Year-over-year growth rates
North America	(9.6)%	(0.1) pp	(9.5)%
International	(10.8)%	(5.9) pp	(4.9)%
General corporate expenses	10.5%	(3.6) pp	14.1%
Kraft Heinz	(10.6)%	(1.0) pp	(9.6)%

										Schedule 7
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	September 24, 2022
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$1,843	$1,092	$751	$228	$(22)	$545	$110	$435	$3	$432	$0.35
Items Affecting Comparability
Restructuring activities	5	(3)	8	—	1	7	1	6	—	6	0.01
Unrealized losses/(gains) on commodity hedges	84	—	84	—	—	84	21	63	—	63	0.05
Impairment losses	20	(294)	314	—	—	314	24	290	—	290	0.23
Losses/(gains) on sale of business	—	—	—	—	—	—	7	(7)	—	(7)	(0.01)
Nonmonetary currency devaluation	—	—	—	—	(6)	6	—	6	—	6	0.01
Debt prepayment and extinguishment costs	—	—	—	3	—	(3)	6	(9)	—	(9)	(0.01)
Adjusted Non-GAAP Results	$1,952							$784			$0.63

										Schedule 8
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Three Months Ended
	September 25, 2021
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$2,028	$872	$1,156	$415	$(138)	$879	$143	$736	$3	$733	$0.59
Items Affecting Comparability
Restructuring activities	—	(15)	15	—	—	15	3	12	—	12	0.01
Deal Costs	—	(2)	2	—	—	2	1	1	—	1	—
Unrealized losses/(gains) on commodity hedges	27	—	27	—	—	27	7	20	—	20	0.02
Losses/(gains) on sale of business	—	—	—	—	76	(76)	(4)	(72)	—	(72)	(0.06)
Debt prepayment and extinguishment costs	—	—	—	(147)	—	147	32	115	—	115	0.09
Certain significant discrete income tax items	—	—	—	—	—	—	1	(1)	—	(1)	—
Adjusted Non-GAAP Results	$2,055							$811			$0.65

										Schedule 9
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Nine Months Ended
	September 24, 2022
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$5,758	$3,350	$2,408	$704	$(211)	$1,915	$434	$1,481	$8	$1,473	$1.19
Items Affecting Comparability
Restructuring activities	15	(23)	38	—	1	37	9	28	—	28	0.02
Deal Costs	—	(8)	8	—	—	8	3	5	—	5	0.01
Unrealized losses/(gains) on commodity hedges	65	—	65	—	—	65	16	49	—	49	0.04
Impairment losses	86	(913)	999	—	—	999	132	867	—	867	0.70
Losses/(gains) on sale of business	—	—	—	—	1	(1)	7	(8)	—	(8)	(0.01)
Other losses/(gains) related to acquisitions and divestitures	—	—	—	—	38	(38)	(9)	(29)	—	(29)	(0.02)
Nonmonetary currency devaluation	—	—	—	—	(16)	16	—	16	—	16	0.01
Debt prepayment and extinguishment costs	—	—	—	12	—	(12)	4	(16)	—	(16)	(0.01)
Adjusted Non-GAAP Results	$5,924							$2,393			$1.93

										Schedule 10
The Kraft Heinz Company Reconciliation of GAAP Results to Non-GAAP Results (dollars in millions) (Unaudited)
	For the Nine Months Ended
	September 25, 2021
	Gross profit	Selling, general and administrative expenses	Operating income/(loss)	Interest expense	Other expense/(income)	Income/(loss) before income taxes	Provision for/(benefit from) income taxes	Net income/(loss)	Net income/(loss) attributable to noncontrolling interest	Net income/(loss) attributable to common shareholders	Diluted EPS
GAAP Results	$6,520	$3,040	$3,480	$1,443	$(191)	$2,228	$949	$1,279	$10	$1,269	$1.03
Items Affecting Comparability
Restructuring activities	4	(48)	52	—	—	52	12	40	—	40	0.03
Deal Costs	—	(8)	8	—	—	8	6	2	—	2	—
Unrealized losses/(gains) on commodity hedges	(12)	—	(12)	—	—	(12)	(3)	(9)	—	(9)	(0.01)
Impairment losses	—	(343)	343	—	—	343	19	324	—	324	0.26
Certain non-ordinary course legal and regulatory matters	—	(62)	62	—	—	62	—	62	—	62	0.05
Losses/(gains) on sale of business	—	—	—	—	11	(11)	(291)	280	—	280	0.23
Nonmonetary currency devaluation	—	—	—	—	(4)	4	—	4	—	4	—
Debt prepayment and extinguishment costs	—	—	—	(571)	—	571	121	450	—	450	0.37
Certain significant discrete income tax items	—	—	—	—	—	—	(235)	235	—	235	0.19
Adjusted Non-GAAP Results	$6,512							$2,667			$2.15

		Schedule 11
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Three Months Ended
	September 24, 2022	September 25, 2021	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$0.76	$0.73	$0.03
Results of divested operations	—	0.06	(0.06)
Interest expense	(0.15)	(0.18)	0.03
Other expense/(income)	0.02	0.04	(0.02)
Adjusted EPS	$0.63	$0.65	$(0.02)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.04 for the three months ended September 24, 2022 and September 25, 2021.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.01 for the three months ended September 24, 2022.

		Schedule 12
The Kraft Heinz Company Key Drivers of Change in Adjusted EPS (Unaudited)
	For the Nine Months Ended
	September 24, 2022	September 25, 2021	$ Change
Key drivers of change in Adjusted EPS:
Results of operations(a)(b)	$2.33	$2.40	$(0.07)
Results of divested operations	0.01	0.21	(0.20)
Interest expense	(0.48)	(0.58)	0.10
Other expense/(income)(c)	0.12	0.12	—
Effective tax rate	(0.05)	—	(0.05)
Adjusted EPS	$1.93	$2.15	$(0.22)
(a) Includes non-cash amortization of definite-lived intangible assets, which accounted for a negative impact to Adjusted EPS from results of operations of $0.13 for the nine months ended September 24, 2022 and $0.12 for the nine months ended September 25, 2021.
(b) Includes divestiture-related license income, which accounted for a benefit to Adjusted EPS from results of operations of $0.03 for the nine months ended September 24, 2022.
(c) Includes non-cash amortization of prior service credits, which accounted for a benefit to Adjusted EPS from other expense/(income) of $0.01 for the nine months ended September 24, 2022.

	Schedule 13
The Kraft Heinz Company Condensed Consolidated Balance Sheets (in millions, except per share data) (Unaudited)
	September 24, 2022	December 25, 2021
ASSETS
Cash and cash equivalents	$997	$3,445
Trade receivables, net	2,055	1,957
Inventories	3,535	2,729
Prepaid expenses	224	136
Other current assets	954	716
Assets held for sale	95	11
Total current assets	7,860	8,994
Property, plant and equipment, net	6,417	6,806
Goodwill	30,574	31,296
Intangible assets, net	42,354	43,542
Other non-current assets	2,787	2,756
TOTAL ASSETS	$89,992	$93,394
LIABILITIES AND EQUITY
Commercial paper and other short-term debt	$4	$14
Current portion of long-term debt	770	740
Trade payables	4,733	4,753
Accrued marketing	811	804
Interest payable	255	268
Other current liabilities	2,113	2,485
Total current liabilities	8,686	9,064
Long-term debt	19,296	21,061
Deferred income taxes	10,285	10,536
Accrued postemployment costs	194	205
Long-term deferred income	1,490	1,534
Other non-current liabilities	1,698	1,542
TOTAL LIABILITIES	41,649	43,942
Redeemable noncontrolling interest	37	4
Equity:
Common stock, $0.01 par value	12	12
Additional paid-in capital	52,077	53,379
Retained earnings/(deficit)	(208)	(1,682)
Accumulated other comprehensive income/(losses)	(3,004)	(1,824)
Treasury stock, at cost	(729)	(587)
Total shareholders' equity	48,148	49,298
Noncontrolling interest	158	150
TOTAL EQUITY	48,306	49,448
TOTAL LIABILITIES AND EQUITY	$89,992	$93,394

	Schedule 14
The Kraft Heinz Company Condensed Consolidated Statements of Cash Flow (in millions) (Unaudited)
	For the Nine Months Ended
	September 24, 2022	September 25, 2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income/(loss)	$1,481	$1,279
Adjustments to reconcile net income/(loss) to operating cash flows:
Depreciation and amortization	685	677
Amortization of postemployment benefit plans prior service costs/(credits)	(11)	(5)
Divestiture-related license income	(41)	—
Equity award compensation expense	107	155
Deferred income tax provision/(benefit)	(184)	(120)
Postemployment benefit plan contributions	(14)	(21)
Goodwill and intangible asset impairment losses	913	343
Nonmonetary currency devaluation	16	4
Loss/(gain) on sale of business	(1)	(11)
Loss/(gain) on extinguishment of debt	(12)	571
Other items, net	6	(150)
Changes in current assets and liabilities:
Trade receivables	(208)	92
Inventories	(1,027)	(264)
Accounts payable	299	194
Other current assets	(136)	(96)
Other current liabilities	(356)	(200)
Net cash provided by/(used for) operating activities	1,517	2,448
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(632)	(655)
Payments to acquire business, net of cash acquired	(481)	—
Proceeds from sale of business, net of cash disposed and working capital adjustments	(20)	3,401
Other investing activities, net	95	(2)
Net cash provided by/(used for) investing activities	(1,038)	2,744
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(1,157)	(4,145)
Debt prepayment and extinguishment costs	(17)	(577)
Proceeds from issuance of commercial paper	228	—
Repayments of commercial paper	(228)	—
Dividends paid	(1,470)	(1,469)
Other financing activities, net	(167)	(142)
Net cash provided by/(used for) financing activities	(2,811)	(6,333)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(116)	(3)
Cash, cash equivalents, and restricted cash
Net increase/(decrease)	(2,448)	(1,144)
Balance at beginning of period	3,446	3,418
Balance at end of period	$998	$2,274

	Schedule 15
The Kraft Heinz Company Reconciliation of Net Cash Provided By/(Used For) Operating Activities to Free Cash Flow (in millions) (Unaudited)
	For the Nine Months Ended
	September 24, 2022	September 25, 2021
Net cash provided by/(used for) operating activities	$1,517	$2,448
Capital expenditures	(632)	(655)
Free Cash Flow	$885	$1,793